Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 10 2013

Date of Report (Date of earliest event reported)

Freestone Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-28753	33-0880427
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Republic Center, Suite 1350 325 N. St. Paul St. Dallas, TX 75201

(Address of Principal Executive Offices)

214-880-4870

(Issuer Telephone number)

Check the appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

On April 10, 2013 Freestone Resources, Inc. (the “Company”) issued shares of the Company’s common stock to certain directors, consultants, and staff as consideration for services rendered to the Company.

Clayton Carter, the Company’s Director, received 1,000,000 shares of the Company’s common stock, Don Edwards, the Company’s Director, received 1,000,000 shares of the Company’s common stock, and James Carroll, the Company’s Director, received 100,000 shares of the Company’s common stock.

The Company also issued 600,000 shares of the Company’s common stock to consultants and staff as consideration for services rendered to the Company.

In connection with each of these transactions, the persons acquiring the shares agreed to hold the shares for investment and not further distribution.  In each case, the certificates representing the shares carry a legend that the shares may not be transferred without compliance with the registration requirements of the Securities Act of 1933 or in reliance upon an exemption therefrom.   For each of these transactions, the Company relied upon Section 4(2) of the Securities Act of 1933 as an exemption from the registration requirements of the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTONE RESOURCES, INC.

April 10, 2013	By:	/s/ Clayton Carter
Clayton Carter Chief Executive Officer

2